[Reg.  240.14c-101]
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c ) of the Securities Act of 1934

Check the appropriate box:

[ ]     Preliminary Information Statement

[ ]     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6
        (e)(2) )

[X]     Definitive Information Statement

                             Internet Infinity, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Payment of Filing Fee (check the appropriate box):

[X]     No fee required

[ ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0 - 11

        1)      Title of each class of securities to which transaction applies:

                Common Stock, par value $0.001

        2)      Aggregate number of securities to which transaction applies:

                (1)     10,373,196 shares of Common Stock of the Registrant.

        3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                Not applicable

        4)      Proposed maximum aggregate value of transaction:

                Not applicable

        5)      Total fee paid:

                None

[ ] Check box if any part of fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

        1)     Amount previously paid:
               .................................................................

        2)     Form, Schedule or Registration Statement No.:
               .................................................................

        3)     Filing Party:
               .................................................................

        4)     Date Filed:

                                                               DEFINITIVE COPIES

                             INTERNET INFINITY, INC.
                              3303 Harbor Blvd. K-5
                              Costa Mesa, CA 92626

                              INFORMATION STATEMENT

        This Information Statement is furnished to stockholders for use at the Annual Meeting of Stockholders of the Company to be held at the Company's principal executive offices, at 3303 Harbor Blvd. K-5, Costa Mesa, CA 92626 on November 14, 2000, at 11:00 a.m., local time, and at any adjournments thereof (the "Annual Meeting"). This Information Statement and the Notice of Annual Meeting are being mailed to the Company's stockholders on or about October 8, 2000.


 We Are Not Asking You for a Proxy and You Are Requested Not to Send Us a Proxy.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

        The sole matter to be considered at the Annual Meeting is the election of directors of the Company. The persons elected as directors shall serve until the next annual meeting of the stockholders or until their successors have been duly elected.

        Only stockholders of record of Common Stock as of the close of business on August 25, 2000 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 10,373,196 shares of the Company's Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on all matters presented for stockholder vote.

        According to the Bylaws, the holders of a majority of shares of Common Stock issued and outstanding and entitled to vote must be present in person or be represented by proxy to constitute a quorum and to act upon proposed business. Failure to obtain a quorum at the Annual Meeting will necessitate an adjournment during which time additional votes will be solicited and such a solicitation will subject the Company to additional expense. When a quorum is present at the Annual Meeting, the Bylaws provide that the affirmative vote or a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote shall decide any question brought before a meeting of stockholders, unless a different vote is required by statute, the Articles of Incorporation or the Bylaws.

        Approval of the election of directors will require the affirmative vote of the holders of a majority of the shares of Company Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions are deemed to be present and entitled to vote and, therefore, are counted for purposes of determining the presence or absence of a quorum with respect to any proposal presented for consideration at the Annual Meeting; consequently, an abstention will have the effect of a vote against each proposal to which the abstention relates.

        Unlike abstentions, broker non-votes, by their terms, do not have the authority to be voted on the proposal to which the broker non-vote relates. As a result, broker non-votes are excluded from the calculation of the quorum regarding the proposal to which the broker non-vote related and, therefore, will nave no effect on the outcome of the voting on the election of directors since such election must be approved by the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote on such proposals.

                              ELECTION OF DIRECTORS

        The following persons have been nominated by the present board of directors to be elected as directors of the Company. Each of them is a director of the Company at this time. Information about each of them appears below.

George P. Morris

Roger Casas

Dawn Morris

Shirlene Bradshaw


                DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

        Internet Infinity's directors, officers and significant employees occupying executive officer positions, their ages as of September 30, 2000, the directors' terms of office and the period each director has served are set forth in the following table:

Person                   Positions and Officers                 Since   Expires
------                   ----------------------                 -----   -------
George Morris, 62(1)     Chairman of the Board of Directors -    1996     2000
                         Acting President/CEO
Roger Casas, 52          Director                                1998     2000
                         Vice President Operations
Dawn Morris, 47(1)       Member of the Board of Directors        1996     2000
                         Vice President Internet Sales
Kathy Boag, 47           Vice President Traditional Sales        1999     2000
Shirlene Bradshaw, 62    Member of the Board of Directors        1999     2000
----------------------------

(1)     George Morris and Dawn Morris are husband and wife.


        GEORGE MORRIS, Ph.D. Dr. Morris has been the full time Chairman of the Board of Directors, principal shareholder, Vice President or Acting President/Chief Executive Officer and Secretary of Internet Infinity since Internet Infinity went public in 1996. George Morris has also been the Chairman and Vice President of Apple Realty, Inc. doing business as Hollywood Riviera Studios since 1974 and the Chairman of the Board of Directors of L&M Media, Inc. since 1990. Dr. Morris is also the Founder and has been the President, Chairman of the Board of Directors and principal of Morris Financial, Inc., a NASD member broker-dealer firm, since its inception in 1987. He has been active in designing, negotiation and acquiring all equipment, facilities and systems for manufacturing, accounting and operations of Internet Infinity and its affiliates. Morris has produced over 20 computer training programs in video and interactive hypertext multimedia CD-ROM versions, as well as negotiating Internet Infinity's and its affiliate distribution and licensing agreements. Dr. Morris earned a Bachelor of Business Administration and Masters of Business Administration from the University of Toledo, and a Ph.D. (Doctorate) in Marketing and Finance and Educational Psychology from the University of Texas. Prior to founding Internet Infinity and its Affiliates, Dr. Morris had 20 years of academic experience as a professor of Management, Marketing, Finance and Real Estate at the University of Southern California (1969 - 1971) and the California State University (1971 - 1999). During this period Dr. Morris served a Department Chairman for the Management and Marketing Departments. Morris has since retired from full time teaching at the University. Dr. Morris was the West Coast Regional Director of the American Society for Training and Development, a Director of the South Bay Business Roundtable and a speaker on a number of topics relating to business, training and education. Morris has created or been directly involved in the design, writing and development of numerous Internet web sites for Internet Infinity, blank video, Greg Norman, Northwestern University, etc. He most recently taught University courses about Internet Marketing for domestic and foreign markets and Sales Force Management.

        ROGER CASAS. Mr. Casas has been a Member of the Board of Directors since 1998 and the Vice President of Operations since Internet Infinity went public in 1996. Roger has managed production, personnel, helped coordinate marketing efforts and managed packaging, printing and shipping on a daily basis. Prior to joining Internet Infinity, Mr. Casas was a computer software marketing manager at More Media and a Financial Consultant for Stonehill Financial in Bel Air, California an Account Executive for Shearson Lehman Brothers in Rolling Hills, California and Dean Witter Reynolds in Torrance, California, and the owner and operator of the Hillside restaurant in Torrance, California. Mr. Casas earned a Bachelor of Science in Business Administration, from Ashland University in Ashland, Oregon, along with a Bachelor of Art in Marketing and Psychology. Mr. Casas holds Series 22 and 7 licenses with the National Association of Securities Dealers, Inc. and is a registered representative with Morris Financial.

        KATHY BOAG. Ms. Boag has been the Sales Manager and/or Vice President of Sales since joining Internet Infinity in 1997 where she has developed and managed major accounts. Ms. Boag manages sales and coordinates the production of her large orders. Prior to joining Internet Infinity, she was the President of the International Television Association of Orange County. She has also been the co-owner of a marketing and distribution company for Special Interest video. She also handled the marketing, distribution and promotion for Jack LaLanne exercise programs. Ms Boag has over 20 years experience in the electronic media industry as a Sales Manager and Vice President for numerous companies. Her clients include major corporations like Yamaha, Sprint and the major automobile companies.

        DAWN MORRIS. Ms. Morris has been the President, Vice President, a principal shareholder and a Director of Internet Infinity since it went public in 1996. She has also been the Vice President of L&M Media, Inc. since 1990, now an affiliate of Internet Infinity. Ms. Morris has also been the Manager of Corporate Finance/Mergers and Acquisitions and a registered representative with Morris Financial, Inc., a NASD member broker-dealer firm, since 1994. She has been responsible for the development of educational and computer training video programs, some of which have been, produced in CD-ROM and other multimedia versions. Ms. Morris has produced finance and investment, as well as commercial and infomercial programs. Prior to joining the predecessor company in 1984, Ms. Morris was a Senior Account Representative in the Office Products Division of Xerox Corporation, and a Sales Manager at Joseph Magnin Stores. Ms. Morris earned a Bachelor of Business Administration in Marketing from California State University and studied television production and directing at UCLA and California State University. Dawn Morris was nominated for Woman Graduate of the Year in the California State University System.

        SHIRLENE BRADSHAW. Ms. Bradshaw has been a Member of the Board of Directors since 1999 and Internet Infinity Business Manager since 1997. She has managed accounting including, receivable and payable processing and helped coordinate the supplier relationship with the Apple Media Corporation supplier. She was the Business Manager for More Media, a predecessor company of Morris & Associates, Inc. for over six years. She had extensive experience in office management and accounting before joining Internet Infinity.

The Company does not have standing audit, nomination and compensation committees of the Board of Directors.

The Board of Directors held 10 meetings during the fiscal year 2000.   All board
members were present at all meetings.

                                LEGAL PROCEEDINGS

Neither the Company nor any of its property is the subject of any pending legal proceedings of a material nature.


                  CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

        Apple Media Corporation is the major supplier of products to Internet Infinity and its subsidiaries. It provides blank video, video packaging supplies and duplication of video and CD Media on credit terms as needed by Internet Infinity and its subsidiaries.

        Our duplication services and blank media product orders are manufactured and fulfilled by the affiliated company, Apple Media Corporation, at a cost of 80 percent of the total invoice amount billed by us to a customer including shipping. Apple Media Corporation is a wholly-owned subsidiary of L&M Media, Inc., which is 98 percent owned by George and Dawn Morris, the controlling shareholders, officers and directors of Internet Infinity. Apple Media is solely responsible for equipment leases, raw materials and components, manufacturing, sub-contractors, packaging and shipping labor, management and physical plant overhead. We, through our Electronic Media Central Corporation wholly owned subsidiary, are responsible for sales force compensation, direct sales and accounting clerical support and executive management out of our 20 percent of the invoice discount amount. In addition, Apple Media Corporation also provides, at a value of $900 a month or $10,800 for the twelve-month fiscal year ended March 31, 2000, office facilities, telephone, and utilities to our sales and management staff. The $10,800 is an allowance included in the 80% cost of goods paid by Electronic Media Central to Apple Media Corporation.

        On December 1, 1998, Apple Media Corporation, a wholly owned subsidiary of L&M Media, Inc., assumed all responsibility for business operations of the former Video Magnetics, Inc. Due to a lack of working capital available to Internet Infinity, George and Dawn Morris acquired the predecessor to AMC, known as Video Magnetic, LLC, in order that it would continue to provide a sales distribution opportunity for Internet Infinity. Internet Infinity had earlier established a distribution arrangement with Video Magnetics, LLC in 1996. When the previous owner indicated he would sell Video Magnetics and terminate the distribution arrangement with our company, Morris bought Video Magnetics to maintain the product source. Video Magnetics was an insolvent company at the time of the Morris' acquisition. George and Dawn Morris finally settled the purchase transaction for Video Magnetics through mediation and are paying the purchase notes over the next four years. Apple Media focuses on the manufacturing and duplication of video, CD and related products. Apple Media Corporation, as a wholly-owned subsidiary of L&M Media, Inc. is indirectly 98 percent owned by George and Dawn Morris since George and Dawn Morris own 98 percent of L&M Media, Inc.

        Internet Infinity has a non-exclusive distribution license Agreement from L&M Media for approximately 200 special interest video programs that automatically renews each year on August 1 until terminated by either party without cause with thirty days written notice. Internet Infinity contacts school distributors by telephone to offer these licensed programs. Program subjects include "how-to" for various sports, cooking, home and auto repair, lawn and garden, crafts, business success and computer software training.

        Our prerecorded video programs are manufactured, duplicated and shipped by Apple Media at a cost of 20 percent of the total invoice amount billed by us to a customer for all costs including shipping. There is a significantly lower percentage cost of goods and higher percentage gross profit margin for the pre-recorded programs versus blank media or duplications services. This difference allows our Morris & Associates wholly owned subsidiary to retain the remaining 80 percent of the sales revenue. Morris & Associates is responsible for sales force compensation, direct sales and accounting clerical support, executive management and product packaging out of its 80 percent. Morris & Associates also pays a licensing royalty fee of between 10 percent to 20 percent of the gross sales dollars to L&M Media, Inc. which owns the programs. However, the 80 percent gross margin after cost of goods less royalties of 10 percent to 20 percent generates a net profit of 60 percent to 70 percent on sales of the programs licensed from L&M Media.

        Termination by either L&M Media or Internet Infinity would result in a loss of revenue to Internet Infinity. However, sales for the twelve-month period ended March 31, 2000 were $49,549 down 44.9 percent from $89,959 for the twelve-month period ended March 31, 1999. Internet Infinity also holds exclusive distribution licenses from L&M Media for five modules of Personal and Sales Skill Development programs. Any royalties owed by Internet Infinity to L&M Media from sales of the 200 special interest programs may be applied to the balance due on the stock subscription agreements between Internet Infinity, L&M Media and Hollywood Riviera Studios.

        In early 1999 Internet Infinity acquired, from L&M Media and from Hollywood Riviera Studio, the distribution rights to five video modules on Personal and Sales Skill Development. Hollywood Riviera Studios is the "DBA" of Apple Realty, Inc., which is 100 percent owned by George Morris, a controlling shareholder and principal officer and director of Internet Infinity. We propose to commence marketing the Personal and Sales Skill Development video modules at the end of calendar year 2000. The five modules of the Personal and Sales Skill Development are: The Need/benefit approach to making friends and selling more, Identifying the problem, Developing the need, Dealing with doubts and objections, Closing the sale.

        On January 4, 1999, Apple Realty, Inc., d/b/a Hollywood Riviera Studios subscribed to purchase 517,241 restricted shares of Internet Infinity Common Stock at $0.29 a share, or 50 percent of the non-restricted share closing price of $0.57 for Internet Infinity Common Stock on January 4, 1999. In addition to its obligation to pay for the subscribed shares, Apple Realty, Inc. assigned to Internet Infinity a three-year licensing distribution right for five training modules on Personal and Sales Skill Development. Hollywood Riviera Studios is revising and expanding the multimedia delivery of the programs. We estimate the replacement cost of each module to be $150,000 or $750,000 for the set of five. Apple Realty, Inc., DBA Hollywood Riviera Studios, is a company 100 percent owned by George Morris.

        The 50 percent value of the "free-trading" stock price assigned to the January 4, 1999 stock subscription for licensing distribution rights for five training modules on Personal and Sales Skill Development is deemed reasonable considering the inability of Hollywood Riviera Studios to dispose of the restricted stock for a long period of time. In addition, standard media industry practice usually requires cash advance payments for the acquisition of distribution rights of programs. Internet Infinity did pay any cash for the rights.

        Also, as part of the same transaction, Internet Infinity issued 258,621 stock options to Hollywood Riviera Studios exercisable at $0.627 a share. The options were priced at 110 percent of the $0.57 Common Stock closing price on January 4, 1999. The Hollywood Riviera stock options, after the two-for-one stock split of February 25, 1999, are now for 517,241 shares at a $0.3135 exercise price.

        With the pooling of earned royalties owed to L&M Media, Internet Infinity is not required to use cash for royalty payments to L&M Media until all the stock subscription agreements are completely paid by L&M Media and Hollywood Riviera Studios.

        To summarize, Apple Media, d/b/a Hollywood Riviera Studios subscribed to purchase 517,241 shares of Internet Infinity's Common Stock and obtained stock options to purchase 517,241 shares of our Common Stock at $0.3135 a share in exchange for:

        o a subscription agreement obligation to pay $150,000 to Internet Infinity,

        o the 3-year exclusive distribution rights to five training program modules on Personal and Sales Skill Development,

        o royalties set at twenty percent of sales, the payment of which royalties will go to the reduction of the stock subscription obligation until the stock subscription is paid in full.

        We project that sales will commence of the Personal and Sales Skill Development modules during the third quarter of the fiscal year to commence April 1, 2000. However, Internet Infinity cannot guarantee any sales of these programs.

        Internet Infinity takes title to the products it purchases from Apple Media Corporation, which is 98 percent owned by George Morris, president of Internet Infinity, just as it did under the original distributorship agreement with independently owned Video Magnetics, LLC. Internet Infinity will take title to products under the independent distributorship agreement with Ingram Book Company. This distributorship model for taking title is planned for other, future distributorship arrangements.

        Under this distributorship arrangement, Internet Infinity, Inc. is responsible for the collection of accounts receivable and must collect them or take a bad debt loss. However, Internet Infinity carries CNA accounts receivable loss insurance. As is standard business practice with a drop-ship arrangement, Electronic Media Central, the 100 percent owned subsidiary of Internet Infinity, does not carry an inventory. However, Morris & Associates does carry a small, finished goods inventory of special interest videos from time to time and a $39,039 packaging inventory as of March 31, 2000 to prepare orders for the 200 special interest videos. An Internet hosting service handles the server computer equipment for the Internet. By these means the management of Internet Infinity attempts to minimize the risk of loss from inventory and accounts receivable as well as technology obsolescence.

        The process for taking orders, shipping, billing and collection is as follows: When Internet Infinity sells Electronic Media Central products and services to an independent customer, we first determine the sales credit terms that will be given to the customer based on a credit worthiness review. If the order will be shipped on an open account basis and is over approximately $5,000, we contact our accounts receivable insurance company, CNA, for credit insurance approval. After credit terms and freight are determined by Internet Infinity, we issue a purchase order to Apple Media Corporation, which is 98 percent owned by George Morris, the president of Internet Infinity, for the products and services ordered including shipping. Apple Media sources materials and components, manufactures or assembles and drop ships the order to the Internet Infinity customer. Internet Infinity invoices the customer for the products and services delivered and credits its sales account and debits the accounts receivable account  in  Internet  Infinity's  general  ledger at the time of  shipment  and invoicing. Internet Infinity is responsible for collecting the accounts receivable from the customers. Apple Media grants a 20 percent wholesale trade discount to Internet Infinity on the order amount and charges Internet Infinity at the time of shipping. Internet Infinity is solely responsible for the payment of its accounts payable to Apple Media, Inc. The CNA accounts receivable loss insurance does not cover losses under $5,000 and the policy has a $10,000 deductible.

        The major risk for Internet Infinity is the non-payment of accounts receivable from an order. Internet Infinity remains responsible for payment of the wholesale cost of the order to Apple Media even if a customer doesn't pay. Internet Infinity maintains a $39,039 packaging inventory and thereby reduces potential losses on inventory shrinkage and obsolescence. However, the absence of a complete Internet Infinity inventory and the control of any inventory by a supplier to Internet Infinity has operated to reduce our control over the shipping priority of orders.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below sets forth, as of March 31, 2000 the number of shares of common stock of Internet Infinity beneficially owned by each officer and director of Internet Infinity individually and as a group, and by each owner of more than five percent of the common stock.

                                                                      Percent of
                                                    Number           Outstanding
        Name and Address                           of Shares            Shares
        ----------------                           ---------         -----------

        L&M Media, Inc. (1)                        4,535,714             43.73
        663 the Village
        Redondo Beach, CA  90277

        Dawn Morris                                1,238,000             11.93
        663 the Village
        Redondo Beach, CA  90277

        Apple Realty, Inc. d/b/a
        Hollywood Riviera Studios  (1)             1,034,482              9.97
        663 the Village
        Redondo Beach, CA  90277

        George Morris, Chairman/CEO                  938,000              9.04
        663 the Village
        Redondo Beach, CA  90277

        Officers and Directors
        over 10% as a group                        7,746,196            74.67
        (2 persons)(2)
       --------------------

        (1) The shares owned of record by L&M Media, Inc. and Hollywood Riviera Studios are under the control of George Morris.

        (2) These officers and directors are George Morris and Dawn Morris, his spouse.



        Our company is under the control of George and Dawn Morris, husband and wife, who beneficially own 74.7 percent of all outstanding stock of Internet
Infinity, Inc. The basis of their control, and the relationship of all affiliates of Internet Infinity, are depicted in the following chart:

           1.  George and Dawn Morris
               ----------------------

               a. They own 98 percent of L&M Media, Inc.

                      i.  It owns 100 percent of Apple Media Corporation

                      ii. It owns 43.73 percent of Internet Infinity, Inc.

               b. They own 100 percent of Apple Realty, Inc., d/b/a Hollywood Riviera Studios

                      i. It owns 9.97 percent of Internet Infinity, Inc.

               c. They own 20.97 percent of Internet Infinity, Inc.

                      i.  It owns 100 percent of Electronic Media Central Corp.

                      ii. It owns 100 percent of Morris & Associates, Inc.

        Summary
        -------

         .98   x      .453   =      .4373
        1.00   x      .103   =      .0997
                      .218   =      .2097
                                    -----
        George and Dawn Morris
           beneficially own         .7467 of Internet Infinity, Inc.


                  SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE


Number of late reports, number of late transactions, Failure to file Form 3 or Form 5:

               George Morris, Director & President: Form-5 filed 7/12/00 for failure to file Form-3 for 3/28/00 100,000 share @ $0.36 stock options.

               Dawn Morris, Director & Vice President: Form-5 filed 7/12/00 for failure to file Form-3 for 3/28/00 100,000 share @ $0.36 stock options.

                               CHANGES IN CONTROL

        There are no arrangements, which may result in a change in control of Internet Infinity.



                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation for Fiscal Year Ended 3/31/00:

                      Principal                   Fiscal         Total
Name                  Position                     Year       Compensation
----                  ---------                   ------      ------------

George Morris         President/CEO                2000          31,000
                                                   1999          37,700
                                                   1998          38,400

Dawn Morris           Vice President               2000           9,960
                                                   1999           1,000
                                                   1998               0

Executive Stock Option Plan:

                      Fiscal Year   Number         Exercise      Expiration
                      Granted       of Shares      Price         Date
                      -----------   ---------      --------      ----------

George Morris         2000          100,000        $0.360        9/30/04
President             1999          200,000        $0.308        1/24/04
                      1998          150,000        $0.125        3/29/03

Dawn Morris           2000          100,000        $0.360        9/30/04
Vice President        1999          200,000        $0.308        1/24/04
                      1998          150,000        $0.125        3/29/03


Kathy Boag            1999            10,000       $0.308        3/30/03
Vice President        1999            10,000       $0.308        3/31/04
                      1998            10,000       $0.125        9/30/01

Roger Casas           1999            10,000       $0.308        3/30/03
Vice President        1999            10,000       $0.308        3/30/04
                      1999            10,000       $0.308        1/24/04
                      1998            10,000       $0.125        9/30/01

Shirlene Bradshaw     1999            10,000       $0.308        3/30/03
Business Manager      1999            10,000       $0.308        3/30/04
                      1998            10,000       $0.125        9/30/01

Hollywood Riviera
Studio (1)            1999           517,242       $0.314        1/3/04

(1)     These options are under the control of George Morris, President

(2)     10,000 of these options expire on 3/30/03.


                              INDEPENDENT AUDITORS

        Caldwell, Becker, Dervin, Petrick & Co. served as the Company's independent certified public accountants for the fiscal years ending March 31, 1999 and 2000. Representatives of Caldwell, Becker, Dervin, Petrick & Co. are not expected to be present at the Annual Meeting but will be extended the opportunity to attend and make a statement and respond to appropriate questions if they desire to do so.

                                  ANNUAL REPORT

        A copy of the Company's Annual Report filed with Securities and Exchange Commission on Form 10K-SB is enclosed, as is a copy of the President's report to stockholders.

                  DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS

        S.E.C. Regulation 240.14a-8 provides the requirements for stockholders to follow if they wish to submit certain proposals for consideration at the company's next annual meeting or a special meeting of stockholders. The deadline for stockholders to submit Regulation 240.14a-8 stockholder proposals for inclusion in the Company's proxy statement and form of proxy for our next annual meeting is a "reasonable time " before we begin to print and mail our proxy materials. The date of our next annual meeting has not been set, but it should not be before August 30, 2001. We would deem "untimely" the submittal of a proposal after June 15, 2001.

                                  OTHER MATTERS

The Company's Board does not know of any other matters to be presented at the Annual Meeting for action by stockholders.

        A list of  stockholders  entitled  to be present  and vote at the Annual
Meeting  will  be  available   during  the  Annual  Meeting  for  inspection  by
Stockholders who are present.

                                              By order of the Board of Directors

                                              /s/ George Morris
                                              ----------------------------------
                                                  Secretary

September 20, 2000
Costa Mesa, California